Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-239896 on Form S-4 of our report dated July 16, 2020, relating to the consolidated financial statements of Shift Technologies, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

San Francisco, California

August 19, 2020